Exhibit 99.1

Synthesis Energy Systems Completes Refinancing at its Zao Zhuang JV Plant

HOUSTON, October 17, 2014 -- Synthesis Energy Systems, Inc. (SES) (NASDAQ: SYMX) announced today that it has completed the refinancing of a 20 million RMB (U.S. $3.2 million) working capital loan and secured an additional 10 million RMB line of credit at SES’s Zao Zhuang Joint Venture (ZZ) syngas methanol plant. SES owns 97.6% and Xuecheng Energy owns 2.4% of the ZZ JV, in Zao Zhuang City, Shandong Province, China.

Mr. Liu Yong, Vice President of the Zaozhuang Bank, stated: “We have been satisfied with our cooperation with SES’ ZZ plant and its performance over the past year including product sales transactions. The Zaozhuang Bank is glad to see SES’ ZZ JV taking additional steps to increase the plant’s revenue.”

“Our operations team is proud to have successfully completed various plant retrofits and upgrades to enable methanol production from integrated syngas and COG feedstock. Syngas production represents our core competency, and allows us to demonstrate our technology’s successful implementation to future customers and business partners,” said Donald Huang, General Manager of SES China operations. “Refinancing this loan demonstrates local confidence in our ability to continue working hard to further optimize and expand output at the ZZ plant."

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the ZCM joint venture in the joint venture territory; our ability to develop the SES power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group

Investor Relations:
David Castaneda

Arsen Mugurdumov

414.351.9758

IR@synthesisenergy.com

Media Relations:
Susan Roush

747.222.7012

PR@synthesisenergy.com

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